CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Registration Statement No. 333-175469 on Form S-3 and to the incorporation by reference therein and in Registration Statement No. 333-172891 on Form S-8 of Bacterin International Holdings, Inc. of our report dated March 27, 2013 appearing in this Annual Report on Form 10-K of Bacterin International Holdings, Inc. for the year ended December 31, 2012.

/s/ EKS&H LLLP

March 27, 2013

Denver, Colorado